Exhibit 5.1

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Email:	rthorp@tta.lawyer

To:                             China Online Education Group

6th Floor Deshi Building North,

Shangdi Street, Haidian District,

Beijing 100085,

People’s Republic of China

6 April 2020

Dear Sirs

China Online Education Group

We have acted as Cayman Islands legal advisers to China Online Education Group (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments and supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (together, the “Registration Statement”), related to: (i) the issuance and sale from time to time by the Company of certain number of Class A ordinary shares (the “New Shares”) of a par value of US$0.0001 each (“Class A Ordinary Shares”), represented by American Depositary Shares (“ADSs”), and (ii) the sale from time to time (the “Selling Shareholder’s Offering”) by the selling shareholder of the Company of ADSs, each representing 15 Class A Ordinary Shares (the “Selling Shareholder’s Sale Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies or final drafts of the following documents, and such other documents as we have deemed necessary:

1.1                               The certificate of incorporation of the Company dated 30 November 2012 issued by the Registrar of Companies in the Cayman Islands;

1.2                               The fifth memorandum and articles of association of the Company as adopted by a special resolution dated 27 May 2016 (the “M&A”);

1.3                               a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”);

1.4                               the written resolutions of the board of Directors dated 27 March 2020 (the “Resolutions”);

1.5                               a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”);

1.6                               the register of members of the Company (the “Register of Members”); and

1.7                               the Registration Statement.

2                                         Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof.  In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3                 Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2                               the authorised share capital of the Company is US$150,000 divided into 1,500,000,000 shares comprising of (i) 1,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 350,000,000 Class B ordinary shares of a par value of US$0.0001 each and (iii) 150,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the M&A;

3.3                               the New Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration therefor, in accordance with the terms set out in the Registration Statement and the M&A and when duly registered in the Company’s Register of Members (shareholders), the New Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such New Shares);

3.4                               the sale and transfer of the Selling Shareholder’s Sale Shares pursuant to the Selling Shareholder’s Offering has been duly authorised, and the Selling Shareholder’s Sale Shares have been legally issued and allotted, fully paid and non-assessable;

3.5                               the statements under the caption “Taxation” in the annual report on Form 20-F filed by the Company on 6 April 2020, which is incorporated by reference into the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion; and

3.6                               under the Companies Law (2020 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2020 Revision) directs or authorises to be inserted in there. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus and the prospectus supplement included in the Registration Statement. We also consent to the incorporation by reference into the Registration Statement of the summaries of our opinions that appeared in the Company's annual report on Form 20-F for the fiscal year ended 31 December 2019, which was filed by the Company with the Commission on 6 April 2020. In providing our consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/S/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA